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                                                                    EXHIBIT 3.54

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         PRIMEDIA WORKPLACE LEARING LLC

          This Limited Liability Company Agreement (this "Agreement") of PRIMEDIA Workplace Learning LLC (the "Company") is entered into, effective as of April 18, 2002 (the "Effective Date"), by Haas Publishing Companies, Inc. ("Haas"), as its sole member (the "Member").

          WHEREAS, the Certificate of Formation of PRIMEDIA Workplace Learning LLC was filed with the Secretary of State of the State of Delaware on April 18, 2002 (the "Formation Certificate"); and

          NOW, THEREFORE, in furtherance of the filings of the Certificates, the Member hereby forms the Company, effective as of the Effective Date, as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 DEL.C. Sec. 18-101, ET SEQ.), as amended from time to time (the "Act"), as follows:

          1.   NAME. The name of the Company is PRIMEDIA Workplace Learning LLC.

          2. PURPOSE. The Company is formed, effective as of the Effective Date, for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

          3. REGISTERED OFFICE. The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc. 9 East Loockerman Street, Dover, Delaware 19901.

          4. REGISTERED AGENT. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is National Registered Agents, Inc. 9 East Loockerman Street, Dover, Delaware 19901.

          5. MEMBER. The name and the business address of the Member is Haas Publishing Companies, Inc., c/o PRIMEDIA Inc., 745 Fifth Avenue, New York, NY 10151.

          6. POWERS. The business and affairs of the Company shall be managed by the Member. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware. The Member hereby confirms the designation of Beverly C. Chell as an authorized person,

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within the meaning of the Act, to execute, deliver and file the Certificates
(and any further amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

          7. DISSOLUTION. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member, (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act, or (c) at any time there are no members of the Company, unless the Company is continued in accordance with the Act.

          8. CAPITAL CONTRIBUTIONS. The Member has contributed certain assets to the Company upon the terms and subject to the conditions set forth therein.

          9. ADDITIONAL CONTRIBUTIONS. The Member is not required to make any additional capital contribution to the Company.

          10. ALLOCATION OF PROFITS AND LOSSES. The Company's profits and losses shall be allocated in full to the Member.

          11. DISTRIBUTIONS. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Such distributions shall be allocated in full to the Member.

          12. ASSIGNMENTS. The Member may assign in whole or in part its limited liability company interest to any third party in its sole and absolute discretion.

          13.  RESIGNATION. The Member may not resign from the Company.

          14. ADMISSION OF ADDITIONAL MEMBERS. One or more additional members of the Company may be admitted to the Company with the consent of the Member.

          15. LIABILITY OF MEMBER. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

          16. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

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          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement, effective as of the Effective Date, on the 18th day of April, 2002.

                                    HAAS PUBLISHING COMPANIES, INC.


                                    By:  /s/ Beverly C. Chell
                                       -----------------------------
                                         Beverly C. Chell, Vice Chairman

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